UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)     February 3, 2005

Cephalon, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19119	23-2484489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

145 Brandywine Parkway West Chester, Pennsylvania		19380
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code     (610) 344-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On February 3, 2005, the Board of Directors (the “Board”) of Cephalon, Inc. (the “Company”), upon the recommendation of the Stock Option and Compensation Committee of the Board (the “Compensation Committee”), adopted the 2005 Management Incentive Compensation Program (the “Plan”) for the Company’s executive officers appointed by the Board and certain other key employees.  Under the Plan, the Company’s executive officers shall be entitled to earn cash bonus compensation (an “Award”) based upon the achievement of certain pre-established performance goals for 2005 outlined in the Plan (the “Performance Goals”) for each officer.

Chairman and Chief Executive Officer

For the Company’s Chairman and Chief Executive Officer (the “CEO”), the Performance Goals consist of a financial component (60% of total) and operational component (40% of total).  The financial component includes two, equally-weighted, performance targets for fiscal 2005: total product sales and diluted adjusted earnings per share. The operational component includes certain pre-established performance goals for the year in the following areas of the Company’s business:  clinical; manufacturing; and research and development.   At the end of the fiscal year, the Compensation Committee will be responsible for assessing the performance of the CEO and providing its recommendation as to any Award under the Plan.  These recommended Awards will then be presented to the Board for final approval.

Awards under the Plan will be determined based on the achievement of Performance Goals.  For the CEO, if he achieves 100% of his Performance Goals, he will receive the “target” Award, which is equal to 100% of his 2005 base salary.  The achievement of a higher or lower percentage of his Performance Goals will impact any Awards under the Plan, which can range from 15% to 300% of his 2005 base salary.  However, in no event shall the CEO be eligible to receive an Award if he achieves less than 85% of his Performance Goals.

Executive Officers (Other than CEO)

For the Company’s Executive Officers and key employees other than the CEO (the “Officers”), the Performance Goals consist of certain individual performance objectives (70% of total) and the same fiscal 2005 financial components described above (30% of total).  At the end of the fiscal year, the CEO will be responsible for assessing the actual performance of each Officer against his respective Performance Goals and recommending any Award under the Plan. The Compensation Committee will review these recommendations, which then will be presented to the Board for final approval.

For the Officers, if a participant achieves 100% of his Performance Goals, he will receive the “target” Award, which is equal to 50% of his 2005 base salary.  The achievement of a higher or lower percentage of the Performance Goals will impact any Award under the Plan, which can range from 15% to 110% of his 2005 base salary.  However, in no event shall an Officer be eligible to receive an Award if he achieves less than 90% of his Performance Goals.

Item 9.01.  Financial Statements and Exhibits.

(a)   Financial Statements of Business Acquired:   Not applicable

(b)   Pro Forma Financial Information:   Not applicable

(c)   Exhibits

Number	Description
10.1	Cephalon, Inc. 2005 Management Incentive Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2005	CEPHALON, INC.

	By:	/s/ John E. Osborn
John E. Osborn
Sr. Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Cephalon, Inc. 2005 Management Incentive Compensation Plan